UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a‑12

TRANSPHORM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER TO STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Transphorm, Inc., a Delaware corporation, which will be held in a virtual format at www.virtualshareholdermeeting.com/TGAN2022 on Monday, December 12, 2022 at 3:00 p.m. Eastern Time. We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our stockholders regardless of location. There will be no physical location for stockholders to attend the Annual Meeting in person.

The matters to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice of Meeting”) and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please cast your vote as soon as possible by Internet, by telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Voting in advance by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning a proxy does not affect your right to attend the Annual Meeting online or to vote your shares during the Annual Meeting.

Thank you for your continued support of Transphorm.

Sincerely,

/s/ Mario Rivas
Mario Rivas
Chief Executive Officer and Chair of the Board

November 1, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Monday, December 12, 2022 at 3:00 p.m. Eastern Time

Place
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Transphorm, Inc. (the “Annual Meeting”), which will be held in a virtual format at www.virtualshareholdermeeting.com/TGAN2022. We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our stockholders regardless of location. There will be no physical location for stockholders to attend the Annual Meeting in person.

Items of Business	1.Elect two Class II directors of Transphorm, Inc., each to serve for a term of three years and until such director’s successor is duly elected and qualified;

2. Ratify the appointment of Marcum LLP as Transphorm’s independent registered public accounting firm for the fiscal year ending March 31, 2023; and

3. Transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Record Date	Only stockholders of record at the close of business on October 24, 2022 are entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments of the meeting.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

To be admitted to the Annual Meeting at
www.virtualshareholdermeeting.com/TGAN2022, you must enter the 16-digit control number found on your proxy card or voting instruction form.

Voting
Your vote is important. Even if you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and vote as quickly as possible, to ensure your vote is recorded.

On or about November 1, 2022, we began sending this notice, the Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2022 and a proxy card to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Mario Rivas
Mario Rivas
Chief Executive Officer and Chair of the Board

November 1, 2022

TRANSPHORM, INC.
75 Castilian Drive
Goleta, CA 93117

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2022

As used in this Proxy Statement, “the Company,” “Transphorm” “we,” “us” and “our” refer to Transphorm, Inc. and its consolidated subsidiaries. The term “Annual Meeting,” as used in this Proxy Statement, refers to our 2022 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, have elected to provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a smaller reporting company. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

GENERAL INFORMATION

Why am I receiving these materials?

You are receiving these materials because Transphorm’s board of directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the meeting.

On or about November 1, 2022, we began sending the Notice of Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended March 31, 2022 (the “Annual Report”) and a proxy card to all stockholders entitled to vote at the Annual Meeting.

This Proxy Statement and the Annual Report are posted on our website at www.transphormusa.com and are available from the Securities and Exchange Commission (“SEC”) at its website at www.sec.gov. You may also obtain a copy of the Annual Report, free of charge, by sending a written request to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

How can I attend the Annual Meeting?

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/TGAN2022 and will begin promptly at 3:00 p.m. Eastern Time on Monday, December 12, 2022. You will not be able to attend the Annual Meeting in person.

You will be able to log into the virtual meeting platform beginning at 2:45 p.m. Eastern Time on December 12, 2022. We encourage you to log in early and ensure you can hear streaming audio prior to the meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform’s log in page.

To attend the virtual meeting, visit the meeting website (www.virtualshareholdermeeting.com/TGAN2022) and enter the control number included on your proxy card or on the instructions that accompanied your proxy materials. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their broker, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via the meeting website.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

Proposal 1: To elect two Class II directors, Umesh Mishra and Eiji Yatagawa, to serve until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

Proposal 2: To ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023.

What are the Board’s recommendations on how to vote my shares?

The Board recommends that you vote your shares:

Proposal 1: “FOR” the election to the Board of the Class II director nominees, Umesh Mishra and Eiji Yatagawa; and

Proposal 2: “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this Proxy Statement, we know of no other matters to be submitted to stockholders at the Annual Meeting. If any other matter properly comes before stockholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the recommendation of the Board.

We do not intend to make a formal presentation to stockholders. Since no presentation is planned, it is expected that the Annual Meeting will last only a few minutes.

How can I ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting website, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the rules of conduct for the meeting, we will respond to your question during the meeting, subject to time constraints. To provide access to all stockholders, each stockholder will be limited to two questions, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting; irrelevant to our business; derogatory or in bad taste; personal grievances; or otherwise inappropriate. Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

VOTING INFORMATION

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on October 24, 2022 (the “Record Date”).

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, a total of 56,642,715 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. We do not have cumulative voting rights for the election of directors.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.

The inspector of elections will determine whether a quorum is present at the Annual Meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting to another time or place.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with Pacific Stock Transfer Company, our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting if you attend online.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

What vote is required to approve each item and how are votes counted?

Proposal 1: Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees who receive the largest number of “FOR” votes will be elected as directors. As a result, any shares not voted “FOR” a particular nominee will have no effect on the outcome of the election. You may vote “FOR ALL” nominees, “WITHHOLD ALL” with respect to the nominees, or “FOR ALL EXCEPT” one or more of the nominees you specify.

Proposal 2: The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

How can I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:

•By Internet—Before the Annual Meeting. You may vote online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 11, 2022. You will need the control number included on your proxy card.

•By Internet—During the Annual Meeting. You may vote online during the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2022. You will need the control number included on your proxy card.

•By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 11, 2022. You will need the control number included on your proxy card.

•By Mail. If you received printed proxy materials, you may vote by completing, signing and dating each proxy card received and returning it in the postage-paid envelope. Proxy cards submitted by mail must be received no later than December 11, 2022 to be voted at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares held in street name, you will receive voting instructions from your brokerage firm, bank or other nominee. You must follow those instructions to direct your broker, bank or other nominee on how to vote your shares. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

Stockholders of Record. You can change your vote or revoke your proxy by:

•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method);

•completing and returning a later-dated proxy card, which must be received no later than December 11, 2022;

•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked, which must be received prior to the Annual Meeting; or

•attending the Annual Meeting and voting your shares by Internet during the Annual Meeting (your attendance at the Annual Meeting, in and of itself, will not revoke your proxy).

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee and you wish to change your vote or revoke a proxy, you must contact that organization and follow their instructions.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my brokerage firm, bank or other nominee?

Stockholders of Record. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting.

Beneficial Owners. Brokerage firms, banks and other nominees holding shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, which is considered a routine matter. Your broker, bank or other nominee will not have discretion to vote on any other proposals absent direction from you.

Is there a list of registered stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our headquarters at 75 Castilian Drive, Goleta, CA 93117, for ten days prior to the Annual Meeting, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/TGAN2022.

Where can I find the voting results of the Annual Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed by the Company for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business and affairs are managed under the direction of the Board, which currently consists of seven members, four of whom are “independent” under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”).

Our amended and restated certificate of incorporation provides that the Board is divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. If the number of directors is changed, any newly created directorships or decrease in directorships will be apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors will shorten the term of any incumbent director. Each director’s term will continue until the end of such director’s three-year term and until their successor has been duly elected and qualified or until their earlier death, resignation, or removal.

The names of our directors and certain information about them as of October 24, 2022 is set forth below. Except for Eiji Yatagawa, who was previously nominated to the Board by KKR Phorm Investors L.P., there are no arrangements or understandings between any of our directors and any other person pursuant to which he or she is or was to be selected as a director.

Name	Age	Position	Director Since	Class	Current Term Expires
Nominees for Director
Umesh Mishra	64	Chief Technology Officer, Director	2020	II	2022
Eiji Yatagawa	44	Director	2020	II	2022
Continuing Directors
Julian Humphreys (1)(2)(3)	60	Director	2020	I	2024
Katharina McFarland (1)(2)(3)	63	Director	2021	I	2024
Cynthia (Cindi) Moreland (1)(3)	63	Director	2021	I	2024
Mario Rivas	67	Chief Executive Officer and Chair of the Board	2020	III	2023
Kelly Smales (1)(2)	63	Director	2021	III	2023
____________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee

Nominees for Director

Umesh Mishra has served as our Chief Technology Officer and as a member of the Board since February 2020. Dr. Mishra is a co-founder of our main operating subsidiary, Transphorm Technology, Inc., and has served as Transphorm Technology’s Chief Technology Officer and as a member of the board of directors of Transphorm Technology since March 2007. Previously, Dr. Mishra was Chief Executive Officer of Transphorm Technology from 2007 to 2013. Prior to co-founding Transphorm Technology, Dr. Mishra co-founded Nitres Inc. in 1996. Nitres, the first company to develop GaN LEDs and transistors, was acquired by Cree, Inc. in 2000. Dr. Mishra has also been a Professor of Electrical and Computer Engineering at the University of California, Santa Barbara since 1990. He holds a B.S. Tech from the Indian Institute of Technology, an M.S. from Lehigh University and a Ph.D. from Cornell University.

Dr. Mishra was selected to serve on the Board because of the perspective and experience he brings as a co-founder of Transphorm Technology, his significant experience in the technology industry and his technical expertise.

Eiji Yatagawa has served as a member of the Board since February 2020 and as a member of the board of directors of Transphorm Technology since June 2015. Mr. Yatagawa joined Kohlberg Kravis Roberts & Co. L.P. (“KKR”), a leading global investment firm, in 2006 and is a Member on the Private Equity team. Prior to joining KKR, Mr. Yatagawa was an associate in Goldman Sachs & Co.’s investment banking team from 2002 to 2006. Mr. Yatagawa currently serves on the board of directors of several privately-held companies. He holds a B.S. in Mathematical Engineering and an M.S. in Mathematical Engineering from the University of Tokyo.

Mr. Yatagawa was selected to serve as a member of the Board due to his significant experience in financial and investment matters and experience within the technology sector.

Directors Continuing in Office

Julian Humphreys has served as a member of the Board since October 2020. Dr. Humphreys has over 30 years of experience in the semiconductor industry, including 20 years specifically with power semiconductors. From February 2017 to April 2019, Dr. Humphreys was a senior vice president and general manager at Nexperia B.V. From June 2010 to January 2017, Dr. Humphreys was a vice president and general manager with Nexperia’s predecessor, the NXP Semiconductors Standard Products Division of NXP Semiconductors N.V. Dr. Humphreys was also the managing director of Nexperia UK Ltd., and its predecessor entity NXP Semiconductors UK Ltd., from September 2011 to March 2019. He holds a B.Eng. degree in electronics and a Ph.D. in semiconductor physics, both from the University of Liverpool.

Dr. Humphreys was selected to serve as a member of the Board due to his significant experience in the technology industry and his technical expertise.

Katharina McFarland has served as a member of the Board since February 2021. With over 30 years of government service, Ms. McFarland is widely recognized as a leading subject-matter expert on government procurement. Ms. McFarland has served as the president of Blue Oryx Inc., a consulting services firm, since January 2017. She serves as Chair of the Board of Army Research and Development at the National Academies of Science and as a director of Science Applications International Corporation (NYSE: SAIC), the Procurement Round Table, and Exyn Technologies. Ms. McFarland was a director of Engility Holdings, Inc. from June 2017 until its acquisition by SAIC in January 2019. Ms. McFarland also serves on the Advisory Boards of Anduril Industries, Cypress International Senior Strategy Group, and Sehlke Consulting. She was previously the Assistant Secretary of Defense for Acquisition (2012 to 2017) and acting Assistant Secretary of the Army (Acquisition, Logistics & Technology) (2016 to 2017). She was President of the Defense Acquisition University from 2010 to 2012, and Director of Acquisition, Missile Defense Agency from 2006 to 2010. Ms. McFarland is an accredited Materials, Mechanical, Civil and Electronics Engineer. She has received the Presidential Meritorious Executive Rank Award, the Secretary of Defense Medal for Meritorious Civilian Service Award, the Department of the Navy Civilian Tester of the Year Award, and the Navy and United States Marine Corps Commendation Medal for Meritorious Civilian Service. Ms. McFarland brings substantial experience with the U.S. Department of Defense, Department of Army, and Intelligence Community procurement with a focus on Space applications, Artificial Intelligence, Cyber, and IT technologies in defense acquisition, program management, logistics and technology. Ms. McFarland holds a B.Sc. degree in engineering from Queen’s University, a master’s degree in program management from the Program Management Institute, and an honorary doctoral degree in engineering from Cranfield University.

Ms. McFarland was selected to serve on the Board due to her depth of experience in government service and procurement.

Cynthia (Cindi) Moreland has served as a member of the Board since October 2021. Ms. Moreland has over 30 years of experience working as an attorney within the technical field, including fifteen years as a general counsel, and over 20 years as a chief compliance officer. Since April 2021, she has served as the general counsel of Care.com, an online marketplace for various care services and a subsidiary of IAC/InterActiveCorp (Nasdaq: IAC). From March 2017 to April 2021, Ms. Moreland served as senior vice president and general counsel for IAC Applications, an operating business within IAC/InterActiveCorp that included the Mosaic Group, the mobile application division of IAC/InterActiveCorp. From February 2016 to March 2017, she served as an independent strategic advisor to various law firm and business clients. Ms. Moreland holds a B.A. degree in English as well as a J.D. from the University of Mississippi.

Ms. Moreland was selected to serve on the Board due to her significant experience as corporate counsel and her legal expertise.

Mario Rivas has served as our Chief Executive Officer and as a member of the Board since February 2020 and as Chair of the Board since May 2022. He has also served as Chief Executive Officer of Transphorm Technology since October 2015 and as a member of the board of directors of Transphorm Technology since June 2015. Previously, Mr. Rivas was Vice President of Strategy and Business Development of Digital Heat Corporation, a manufacturer of electric eyelid heaters, from July 2013 to September 2015, President and Chief Executive Officer of ANADIGICS, Inc., a semiconductor company, from January 2009 to April 2011, and Chief Executive Officer of Quartics, Inc., a fabless semiconductor and software company, from September 2008 to January 2009. Prior to that, Mr. Rivas held executive positions at Advanced Micro Devices, Inc., Philips Semiconductors and Motorola Semiconductor. He holds a B.S. in Electrical Engineering from the Universidad Centroamericana José Simeón Cañas and an M.S. in Semiconductor Physics and an M.S. in Management from Rensselaer Polytechnic Institute.

Mr. Rivas was selected to serve on the Board due to his significant management experience and experience in the technology industry.

Kelly Smales has served as a member of the Board since July 2021. Ms. Smales has over 30 years of experience working as a certified public accountant, including with multiple semiconductor companies. From May 2015 to March 2017, she was the chief financial officer at KnuEdge Inc. (formerly Intellisis), a machine learning hardware and software company. From November 2011 to May 2015, Ms. Smales was the chief financial officer for Advanced Nanotechnology Solutions Inc., a semiconductor manufacturing start-up company. Ms. Smales holds a B.S. degree in accounting from Arizona State University and an M.B.A. degree from the University of Chicago.

Ms. Smales was selected to serve on the Board due to her significant financial and accounting expertise.

Board Diversity Matrix (as of October 24, 2022)

Total Number of Directors	7
Gender Identity	Female	Male	Non-Binary	Not Disclosed
Number of Directors based on Gender Identity	3	4	—	—
Number of Directors who identify in any categories below:
Asian	—	2	—	—
Hispanic or Latinx	—	1	—	—
White	2	1	—	—
Did Not Disclose Demographic Background	1

Director Independence

Our common stock is listed on The Nasdaq Stock Market LLC. Pursuant to the Nasdaq Listing Rules, independent directors must comprise a majority of the Board, and each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be independent.

The independence definition set forth in the Nasdaq Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of the director’s family members has engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board considered information provided by the directors with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Audit Committee members must satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Compensation Committee members must satisfy additional independence criteria set forth under the Nasdaq Listing Rules. In order to be considered independent for purposes of Rule 10A-3, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries. In order for a member of the Compensation Committee to be considered independent, the Board must consider all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by us to such director; and (2) whether such director is affiliated with us, any of or subsidiaries, or an affiliate of any of our subsidiaries.

The Board has reviewed the independence of each director and determined that each of Julian Humphreys, Katharina McFarland, Cindi Moreland and Kelly Smales, representing four of our seven directors, is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules.

Board Committees

The Board has established the following standing committees of the Board: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by the Board.

Audit Committee

The current members of the Audit Committee are Julian Humphreys, Katharina McFarland, Cynthia Moreland and Kelly Smales. Ms. Smales is the chairperson of the Audit Committee. The Board has determined that each member of the Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules, and also meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has also determined that Ms. Smales is an audit committee financial expert within the meaning of Item 407(d) of Regulation S‑K under the Securities Act of 1933, as amended (“Securities Act”). During our fiscal year ended March 31, 2022, the Audit Committee held six meetings.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at www.transphormusa.com. As more fully described in its charter, the Audit Committee is responsible for, among other things:

•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•evaluating the independence and qualifications of our independent registered public accounting firm;

•reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•overseeing the design, implementation and performance of our internal audit function, if any;

•setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•reviewing, approving and monitoring related party transactions;

•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Compensation Committee

The current members of the Compensation Committee are Julian Humphreys, Katharina McFarland and Kelly Smales. Dr. Humphreys is the chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the Nasdaq Listing Rules. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. During our fiscal year ended March 31, 2022, the Compensation Committee held one meeting.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at www.transphormusa.com. As more fully described in its charter, the Compensation Committee is responsible for, among other things:

•reviewing, approving or making recommendations to the Board regarding the compensation for our executive officers, including our chief executive officer;

•reviewing, approving and administering our employee benefit and equity incentive plans;

•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•approving or making recommendations to the Board regarding the creation or revision of any clawback policy;

•making recommendations to the Board regarding non-employee director compensation; and

•overseeing regulatory compliance with respect to compensation matters.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Julian Humphreys, Katharina McFarland and Cynthia Moreland. Ms. Moreland is the chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the Nasdaq Listing Rules. During our fiscal year ended March 31, 2022, the Nominating and Corporate Governance Committee did not hold any meetings.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules. A copy of the charter is available in the “Investors” section of our website at www.transphormusa.com. As more fully described in its charter, the Nominating and Corporate Governance Committee is responsible for, among other things:

•reviewing and assessing and making recommendations to the Board regarding desired qualifications, expertise and characteristics sought of board members;

•establishing procedures for the submission of candidates for election to the Board;

•conducting a periodic review of our succession planning process for our executive management team and assisting in evaluating successors;

•reviewing and making recommendations to the Board regarding the composition, organization and governance of the Board and its committees;

•developing and recommending to the Board corporate governance guidelines and periodically reviewing such guidelines and their application;

•overseeing our governance practices;

•overseeing the evaluation of the performance of the Board and its committees; and

•administering policies and procedures for various constituencies that are involved with us to communicate with the non-management members of the Board.

Board Leadership Structure and Role of Lead Independent Director

Our corporate governance guidelines provide that one of our independent directors may serve as lead independent director at any time when the Chair of the Board is not independent. Because Mr. Rivas serves as both the Chair of the Board and our chief executive officer, the Board has appointed Ms. McFarland to serve as lead independent director. As lead independent director, Ms. McFarland presides over periodic meetings of our independent directors, serves as a liaison between Mr. Rivas and our independent directors and performs such additional duties as the Board may otherwise determine or delegate.

The Board is committed to independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. A majority of the members of the Board is independent under standards set forth in the Nasdaq Listing Rules, and only independent directors serve on the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

As a result of its committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of the Board, including Ms. McFarland’s role as lead independent director, as well as the independent committees of the Board, is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Rivas’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. The Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. The Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on us.

The Board believes its current leadership structure supports the risk oversight function of the Board.

Attendance at Board and Stockholder Meetings

During our fiscal year ended March 31, 2022, the Board held five meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served, except Eiji Yatagawa.

Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of stockholders, we encourage, but do not require, directors to attend. Six of our seven directors attended our 2021 annual meeting of stockholders.

Executive Sessions of Independent Directors

To encourage and enhance communication among our independent directors, and as required under the Nasdaq Listing Rules, our independent directors meet in executive sessions without non-independent directors or management present on a periodic basis but no less than two times per year. These executive sessions are chaired by Ms. McFarland, our lead independent director.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and recommending to the Board, such persons to be nominated for election as directors. The committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of potential director candidates, the committee will consider the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and other director qualifications. While the Board has not established minimum qualifications for Board members, some of the factors that the Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments and diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board (the “Director Criteria”). Although the Board does not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.

After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and the Board has the final authority in determining the selection of director candidates for nomination to the Board.

Stockholder Recommendations and Nominations to the Board

The Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to the Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws, our corporate governance guidelines and the Director Criteria described above.

A stockholder that wants to recommend a candidate to the Board should direct the recommendation in writing by letter to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for election to the Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Corporate Secretary. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting.”

Communications with the Board

Stockholders wishing to communicate directly with our directors may do so by writing and sending the correspondence to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Chief Financial Officer. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for the Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of the Board (for example, mass mailings, job inquiries and business solicitations). If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the Chair of the Board or the lead independent director. These policies and procedures do not apply to (1) communications to directors from our officers or directors who are stockholders or (2) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of the Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted corporate governance guidelines that address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of the Board and corporate governance policies and standards applicable to us in general. In addition, the Board has adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers.

Our corporate governance guidelines and the Code of Conduct are available on our website at www.transphormusa.com/en/investors/#governance. We intend to disclose on our website any amendments to the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.

Director Compensation

We have not established a policy to provide compensation to our non-employee directors for their services in such capacity. Directors who are employed by us are not compensated for their service on the Board. The compensation received by Mr. Rivas as an employee is set forth in the section below titled “Executive Compensation.” Dr. Mishra has been omitted from the table below because he is an executive officer (who was not a named executive officer for our fiscal year ended March 31, 2022) and does not receive any additional compensation for services provided as a director.

The following table provides information regarding the compensation of our non-employee directors during our fiscal year ended March 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(5)	Option Awards ($) (3)(4)(5)	Total ($)
Julian Humphreys	—	—	—	—
Katharina McFarland	—	—	—	—
Cynthia (Cindi) Moreland	—	132,000	99,500	231,500
Kelly Smales	—	157,500	106,700	264,200
Eiji Yatagawa	—	—	—	—
Brittany Bagley(6)	—	—	—	—
David Kerko(7)	—	—	—	—
____________________
(1) The dollar amounts in this column reflect the grant date fair value of restricted stock unit (“RSU”) awards granted during our fiscal year ended March 31, 2022. These amounts have been calculated in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of each RSU award was determined by multiplying the number of shares subject to the award by the fair market value of the stock at grant date.

(2) On October 20, 2021, we granted to Ms. Moreland an award of 30,000 RSUs. One-fourth of the RSUs awarded to Ms. Moreland vested on October 20, 2022, and the remaining shares will vest in equal quarterly installments over the following three years, subject to continued service as of each such vesting date. On July 1, 2021, we granted to Ms. Smales an award of 35,000 RSUs. One-fourth of the RSUs awarded to Ms. Smales vested on July 1, 2022, and the remaining shares will vest in equal quarterly installments over the following three years, subject to continued service as of each such vesting date.

(3) The dollar amounts in this column reflect the grant date fair value of stock option awards granted during our fiscal year ended March 31, 2022. These amounts have been calculated in accordance with FASB Accounting Standards Codification Topic 718. For a discussion of valuation assumptions, see the stock-based compensation note to our audited financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2022.

(4) On October 20, 2021, we granted to Ms. Moreland a stock option to purchase 50,000 shares of our common stock. One-fourth of the shares subject to Ms. Moreland’s stock option vested on October 20, 2022, and the remaining shares will vest in equal quarterly installments over the following three years, subject to continued service as of each such vesting date. On July 1, 2021, we granted to Ms. Smales a stock option to purchase 55,000 shares of our common stock. One-fourth of the shares subject to Ms. Smales’ stock option vested on July 1, 2022, and the remaining shares will vest in equal quarterly installments over the following three years, subject to continued service as of each such vesting date.

(5) The following table lists all outstanding equity awards held at March 31, 2022 by each of our non-employee directors who served during our fiscal year ended March 31, 2022.

Name	Aggregate Number of Shares Underlying Unvested Stock Awards	Aggregate Number of Shares Underlying Outstanding Options
Dr. Humphreys	24,063	55,000
Ms. McFarland	26,250	55,000
Ms. Moreland	30,000	50,000

Ms. Smales	35,000	55,000
Mr. Yatagawa	—	—
Ms. Bagley	—	—
Mr. Kerko	—	—

(6)    Ms. Bagley’s service on the Board ended on October 15, 2021.
(7)    Mr. Kerko’s service on the Board ended on June 30, 2021.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Nominees

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Umesh Mishra and Eiji Yatagawa for election as Class II directors at the Annual Meeting. If elected, each of Dr. Mishra and Mr. Yatagawa will serve as a Class II director until our 2025 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. Each of the nominees is a currently serving as a Class II director on the Board. For information concerning the nominees, please see the section above titled “Board of Directors and Corporate Governance.”

Each person nominated for election has consented to being named in this Proxy Statement and agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that a nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee, if any, as selected by the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending March 31, 2023. At the Annual Meeting, we are asking our stockholders to ratify this selection. The Audit Committee is submitting the appointment of Marcum LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Marcum LLP, and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Marcum LLP, the Audit Committee may reconsider the appointment.

A representative of Marcum LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so and is expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services and other services rendered by Marcum LLP with respect to our fiscal year ended March 31, 2022, the three-month transition period ended March 31, 2021, and our fiscal year ended December 31, 2020.

	Fiscal Year Ended March 31, 2022	Three-Month Transition Period Ended March 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees (1)	$429,108	$248,000	$459,380
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total	$429,108	$248,000	$459,380
____________________
(1)    Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements and services provided in connection with other statutory and regulatory filings.

Pre-Approval of Audit and Permissible Non-Audit Services

Prior to the establishment of the Audit Committee in October 2020, the Board was directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. Following the establishment of the Audit Committee, our policies require the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent registered public accounting firm. All services provided by Marcum LLP for the periods set forth in the table above were pre-approved by the Board prior to the formation of the Audit Committee and by the Audit Committee after its formation.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING MARCH 31, 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market LLC, has furnished the following report:

The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Transphorm’s financial reporting process, Transphorm’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Transphorm’s consolidated financial statements. Transphorm’s independent registered public accounting firm, Marcum LLP, is responsible for performing an independent audit of Transphorm’s consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Transphorm’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee took the following actions:

•reviewed and discussed the audited financial statements for Transphorm’s fiscal year ended March 31, 2022 with management and Marcum LLP;

•discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Marcum LLP its independence.

Based on review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Transphorm’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

Kelly Smales (Chair)
Julian Humphreys
Katharina McFarland
Cynthia Moreland

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Transphorm under the Securities Act or the Exchange Act, except to the extent Transphorm specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of October 24, 2022.

Name	Age	Position
Mario Rivas	67	Chief Executive Officer and Chair of the Board
Cameron McAulay	47	Chief Financial Officer
Umesh Mishra	64	Chief Technology Officer, Director
Primit Parikh	51	President and Chief Operating Officer

Mario Rivas. Please see the section above titled “Board of Directors and Corporate Governance” for biographical information about Mr. Rivas.

Cameron McAulay has served as our Chief Financial Officer since February 2020. He has also served as Transphorm Technology’s Chief Financial Officer since November 2015. Previously, Mr. McAulay served as Finance Director, Global Customer Organization and Director of Internal Audit with KLA-Tencor Corporation from December 2012 to November 2015. Prior to that, Mr. McAulay served as Finance Director and Group Financial Controller at Atmel Corporation from November 2011 to December 2012 and had a 7-year tenure at National Semiconductor Corporation in a variety of Operational and Corporate leadership positions including Chief Audit Executive. He holds a BSc. Mathematics, Statistics and Accountancy from Strathclyde University and is a member of the Chartered Accountants of Scotland.

Umesh Mishra. Please see the section above titled “Board of Directors and Corporate Governance” for biographical information about Dr. Mishra.

Primit Parikh has served as our President and Chief Operating Officer since February 2020. Dr. Parikh is a co-founder of Transphorm Technology and has served as Transphorm Technology’s Chief Operating Officer since 2007, as well as a member of the board of directors of Transphorm Japan, Inc. since 2014. With over 20 years of semiconductor and entrepreneurial experience, his background includes experience with capital raises, international markets and strategic partnerships, products and manufacturing, intellectual property, GaN and semiconductor technology, and government contracting. Dr. Parikh co-leads overall strategy for us and is an executive champion for key customer and partner relationships. Prior to Transphorm Technology, Dr. Parikh led GaN electronics at Nitres Inc. until its acquisition in 2000 by Cree, where he was responsible for RF GaN electronics, as well as cross functional programs in LED technology. Dr. Parikh has co-authored more than 75 publications and holds more than 40 patents. He holds a B.Tech. in Electrical Engineering from IIT, Mumbai and a Ph.D. in Electrical and Computer Engineering from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

As an “emerging growth company” and a “smaller reporting company” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

Summary Compensation Table

The following table presents information regarding the total compensation of our named executive officers for our fiscal year ended March 31, 2022, the three-month transition period ended March 31, 2021 (“2021TP”) and our fiscal year ended December 31, 2020. Our named executive officers consist of our principal executive officer and the next two most highly compensated individuals who were serving as our executive officers as of March 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total
Mario Rivas	2022	364,162	—	223,720	139,440	49,800	777,122
Chief Executive	2021TP	87,500	—	—	—	11,850	99,350
Officer	2020	363,438	—	327,480	—	47,400	738,318

Cameron McAulay	2022	275,669	—	175,780	109,560	—	561,009
Chief Financial	2021TP	63,462	—	—	—	—	63,462
Officer	2020	258,654	—	298,560	—	—	557,214

Primit Parikh	2022	300,693	—	559,300	348,600	—	1,208,593
President & Chief	2021TP	75,000	—	—	—	—	75,000
Operating Officer	2020	284,764	—	498,240	—	—	783,004
____________________
(1)    The amounts reported represent the aggregate grant‑date fair value of the RSUs and/or stock options awarded to the named executive officer, calculated in accordance with ASC Topic 718. Such grant‑date fair value does not take into account any estimated forfeitures related to service‑based vesting conditions. For a discussion of valuation assumptions, see the stock-based compensation note to our audited financial statements included in our Annual Report on Form 10-K for our fiscal year ended March 31, 2022.

(2) Represents lease payments for the rental of a house for Mr. Rivas near our headquarters.

Employment and Change in Control Arrangements

We generally enter into offer letters of employment before an executive joins the company. This offer letter describes the basic terms of the executive’s employment, including the executive’s start date, starting salary and initial equity awards. None of the offer letters with our executive officers contains any change in control or severance benefits.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of March 31, 2022.

		Option Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date(2)
Name	Grant Date(1)	Exercisable	Unexercisable
Mr. Rivas	12/15/2021 (3)	—	42,000	7.99	12/15/2031
	11/30/2016 (4)	66,313	—	4.34	11/29/2026
	11/30/2016 (4)	292,192	—	4.34	11/29/2026

Mr. McAulay	12/15/2021 (3)	—	33,000	7.99	12/15/2031
	11/30/2016 (4)	62,168	—	4.34	11/29/2026
	11/30/2016 (4)	67,722	—	4.34	11/29/2026

Dr. Parikh	12/15/2021 (3)	—	105,000	7.99	12/15/2031
	6/6/2019 (4)	6,870	—	3.14	6/5/2029
	11/30/2016 (4)	81,891	—	4.34	11/29/2026
	11/30/2016 (4)	207,228	—	4.34	11/29/2026
____________________
(1) Unless otherwise noted, each outstanding option was granted pursuant to the Transphorm Technology, Inc. 2015 Equity Incentive Plan.

(2) The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a termination of employment or change in control.

(3) This option was granted pursuant to our 2020 Equity Incentive Plan. 1/3rd of the shares subject to this option will vest on November 15, 2022, and 1/36th of the shares subject to this option will vest each month thereafter, subject to the executive’s continued service through each applicable vesting date.

(4) This option is fully vested and exercisable.

The following table presents, for each of our named executive officers, information regarding outstanding stock awards held as of March 31, 2022.

	Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mr. Rivas	12/15/2021(3)	28,000	197,960
	8/27/2020(4)	62,084	438,934
Mr. McAulay	12/15/2021(3)	22,000	155,540
	8/27/2020(4)	49,763	351,824
Dr. Parikh	12/15/2021(3)	70,000	494,900
	8/27/2020(4)	83,045	587,128
____________________
(1) Each outstanding award of RSUs was granted pursuant to our 2020 Equity Incentive Plan.

(2) Values reported were determined by multiplying the number of unvested RSUs by $7.07, which was the closing price of our common stock on the Nasdaq Capital Market on March 31, 2022.

(3) Consists of unvested RSUs, one-third of which are scheduled to vest on each of November 15, 2022, November 15, 2023 and November 15, 2024, in each case subject to continued service with us through the applicable vesting date.

(4) Consists of unvested RSUs, which are scheduled to vest as follows: one-half on each of January 1, 2023 and July 1, 2023, in each case subject to continued service with us through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2022 about our equity compensation plans under which shares of our common stock are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	3,833,783	4.67	2,874,060	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,833,783		2,874,060
____________________
(1) Restricted stock units, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.

(2) Equity compensation plans approved by our stockholders include our 2020 Equity Incentive Plan (the “2020 Plan”), the Transphorm Technology, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the Transphorm Technology, Inc. 2007 Stock Plan (the “2007 Plan”).

(3) This number represents shares of common stock reserved for future issuance under the 2020 Plan as of March 31, 2022. Subject to the adjustment provisions of the 2020 Plan, and the automatic increase described below, the maximum aggregate number of shares of our common stock that may be issued under the 2020 Plan is (i) 2,588,077 shares, plus (ii) any shares of our common stock subject to issued and outstanding awards under the 2007 Plan or 2015 Plan that were assumed by us and that, on or after February 12, 2020, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest, with the maximum number of shares to be added to the 2020 Plan pursuant to this clause (ii) equal to 2,461,923 shares. The number of shares of common stock available for issuance under the 2020 Plan will automatically increase on the first day of each fiscal year beginning with our 2022 fiscal year and ending on (and including) our 2030 fiscal year, in an amount equal to the least of (i) 5,000,000 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as the administrator of the 2020 Plan may determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 24, 2022, for:

•each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our common stock;

•each of our named executive officers;

•each of our directors; and

•all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with SEC rules. Percentage of beneficial ownership is based on 56,642,715 shares of our common stock outstanding as of October 24, 2022. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of our common stock as to which such person or entity has the right to acquire within 60 days of October 24, 2022, through the exercise of any option or other right. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Except as indicated in the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted below, the address of each beneficial owner named below is c/o Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage Beneficially Owned (%)
5% Stockholders
KKR Phorm Investors L.P. (1)	22,988,480	40.36%
Entities affiliated with AIGH Investment Partners, LP (2)	5,238,428	9.10%
SAS Capital Co., Ltd. (3)	4,834,000	8.41%
Nexperia B.V. (4)	4,000,000	7.06%
Yaskawa Electric Corporation (5)	3,770,000	6.58%
Ameriprise Financial, Inc.(6)	3,501,622	6.18%

Named Executive Officers and Directors
Mario Rivas (7)	414,698	*
Cameron McAulay (8)	166,801	*
Primit Parikh (9)	451,335	*
Julian Humphreys (10)	45,000	*
Katharina McFarland (11)	39,374	*
Umesh Mishra (12)	530,746	*
Cynthia (Cindi) Moreland (13)	20,000	*
Kelly Smales (14)	28,124	*
Eiji Yatagawa (15)	—	—
All current directors and executive officers as a group (9 persons)(16)	1,696,078	2.92%
_____________
* Represents less than 1% of the total.

(1)    The number of shares beneficially owned consists of (i) 22,675,980 shares of common stock held by KKR Phorm Investors, L.P. (“Phorm”) and (ii) 312,501 shares of common stock issuable upon exercise of outstanding warrants held by Phorm. KKR Phorm Investors GP LLC, as the general partner of Phorm; KKR Group Partnership L.P., as the sole member of KKR Phorm Investors GP LLC; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR Group Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR & Co. Inc., as the sole shareholder of KKR Group Co. Inc.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as founding partners of KKR Management LLP, may be deemed to be the beneficial owners with respect to the shares directly owned by Phorm. Eiji Yatagawa is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)     The number of shares beneficially owned consists of (i) 2,857,140 shares of common stock held by AIGH Investment Partners, LP (“AIGH LP”), (ii) 614,072 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LP, (iii) 661,190 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“AIGH Series”), (iv) 133,955 shares of common stock issuable upon exercise of outstanding warrants held by AIGH Series, (v) 234,472 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“OE Series”), (vi) 48,849 shares of common stock issuable upon exercise of outstanding warrants held by OE Series, (vii) 570,000 shares of common stock held by AIGH Investment Partners, LLC (“AIGH LLC”), and (viii) 118,750 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LLC. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company, which is an advisor with respect to the securities held by AIGH LP and a sub-advisor with respect to the securities held by AIGH Series and OE Series, and has voting and investment control over the securities held by AIGH LP, AIGH Series, OE Series and AIGH LLC. The principal business address of Mr. Hirschman and each of the entities identified in this footnote is 6006 Berkeley Avenue, Baltimore, MD 21209.

(3)     The number of shares beneficially owned consists of (i) 4,000,000 shares of common stock held by SAS Capital Co., Ltd. (“SAS”) and (ii) 834,000 shares of common stock issuable upon exercise of outstanding warrants held by SAS. Ms. Doris Hsu has voting and investment control over the securities held by SAS. The principal business address of SAS and Ms. Hsu is 2 F., No. 1, Sec. 2, Ligong 1st Rd., Wujie Township, Yilan County 26841, Taiwan (R.O.C.).

(4)     The number of shares beneficially owned consists of 4,000,000 shares of common stock held by Nexperia B.V. (“Nexperia”). Wingtech Technology Co. Ltd. owns 80% of the equity of Nexperia and may be deemed to be the beneficial owner having voting and dispositive power with respect to these shares. The principal business address of Wingtech Technology Co. Ltd. 4F-6F, Building 4 of Juxin Yuan, No. 188, Pingfu Road, Xuhui District, Shanghai, China. The principal business address of Nexperia is Jonkerbosplein 52, 6534 AB Nijmegen, The Netherlands.

(5)     The number of shares beneficially owned consists of (i) 3,120,000 shares of common stock held by Yaskawa Electric Corporation (“Yaskawa”) and (ii) 650,000 shares of common stock issuable upon exercise of outstanding warrants held by Yaskawa. The principal business address of Yaskawa is 2-1 Kurosakishiroishi, Yahatanishi-ku, Kitakyushu 806-0004, Japan.

(6)     According to information reported by Ameriprise Financial, Inc. (“AFI”) on a Schedule 13G/A filed on February 14, 2022, Columbia Seligman Technology and Information Fund (the “Fund”) owns 3,000,000 shares of common stock and AFI and Columbia Management Investment Advisers, LLC (“CMIA”) may be deemed to beneficially own 3,501,622 shares of common stock, which consists of (i) 3,478,429 shares as to which they have shared voting power and (ii) 3,501,622 shares as to which they have shared dispositive power. CMIA and AFI do not directly own any shares of our common stock. As the investment adviser to the Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own these shares. As the parent holding company of CMIA, AMI may be deemed to beneficially own these shares. Each of CMIA and AFI disclaims beneficial ownership of these shares. The principal business address of CMIA and Columbia Seligman Technology and Information Fund is 225 Franklin Street, Boston, MA 02110. The principal business address of AFI is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(7)     The number of shares beneficially owned consists of (i) 31,693 shares of common stock held by Mr. Rivas, (ii) 373,672 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022, and (iii) 9,333 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 24, 2022.

(8)     The number of shares beneficially owned consists of (i) 17,661 shares of common stock held by Mr. McAulay and (ii) 141,807 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022, and (iii) 7,333 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 24, 2022.

(9)     The number of shares beneficially owned consists of (i) 93,445 shares of common stock held by Dr. Parikh, (ii) 334,557 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022, and (iii) 23,333 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 24, 2022.

(10)    The number of shares beneficially owned consists of (i) 17,500 shares of common stock held by Dr. Humphreys and (ii) 27,500 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022.

(11)    The number of shares beneficially owned consists of (i) 13,125 shares of common stock held by Ms. McFarland, (ii) 24,062 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022, and (iii) 2,187 shares of common stock issuable upon the vesting of restricted stock units within 60 days of October 24, 2022.

(12)    The number of shares beneficially owned consists of (i) 111,440 shares of common stock held by Dr. Mishra, (ii) 414,640 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022, and (iii) 4,666 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 24, 2022.

(13)    The number of shares beneficially owned consists of (i) 7,500 shares of common stock held by Ms. Moreland and (ii) 12,500 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022.

(14)    The number of shares beneficially owned consists of (i) 10,937 shares of common stock held by Ms. Smales and (ii) 17,187 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022.

(15)    Mr. Yatagawa is a member of the Board and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Mr. Yatagawa disclaims beneficial ownership of the shares held by KKR Phorm Investors L.P. The principal business address of Mr. Yatagawa is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001.

(16)    Includes (i) 1,345,925 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of October 24, 2022 and (ii) 46,852 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 24, 2022.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since April 1, 2020 and each currently proposed transaction, in which:

•we have been or are to be a participant;

•the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for our last two completed fiscal years; and

•any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Private Placements

In December 2020, Columbia Seligman Communications and Information Fund (“Columbia”) purchased 3,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $9.0 million.

In August 2021, SAS Capital Co., Ltd. purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 209,000 shares of common stock at an exercise price of $6.00 per share.

In November 2021, KKR Phorm Investors L.P. (“Phorm”) purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 208,333 shares of common stock at an exercise price of $6.00 per share.

In November 2021, SAS Capital Co., Ltd. purchased 2,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $10.0 million and received a warrant to purchase 416,667 shares of common stock at an exercise price of $6.00 per share.

In November 2021, entities affiliated with AIGH Investment Partners, LP purchased an aggregate of 2,930,000 shares of common stock from us in a private placement for an aggregate purchase price of $14.7 million and received warrants to purchase an aggregate of 610,417 shares of common stock at an exercise price of $6.00 per share.

In June 2022, Phorm purchased 500,000 shares of common stock from us in a private placement for an aggregate purchase price of $2.5 million and received a warrant to purchase 104,167 shares of common stock at an exercise price of $6.00 per share.

In June 2022, SAS Capital Co., Ltd. purchased 1,000,000 shares of common stock from us in a private placement for an aggregate purchase price of $5.0 million and received a warrant to purchase 208,333 shares of common stock at an exercise price of $6.00 per share.

In June 2022, entities affiliated with AIGH Investment Partners, LP purchased an aggregate of 1,464,999 shares of common stock from us in a private placement for an aggregate purchase price of $7.3 million and received warrants to purchase an aggregate of 305,209 shares of common stock at an exercise price of $6.00 per share.

Indemnification Agreement

We are party to an indemnification agreement with Phorm, pursuant to which we will indemnify Phorm and its affiliates (including their respective directors, officers, managers, controlling persons and employees) and the members of our board of directors designated by Phorm (each, a “Phorm Designee”) against liabilities arising in connection with, among other things, (i) Phorm’s acquisition and ownership of our common stock and involvement in the merger of Peninsula Acquisition Sub, Inc. with and into Transphorm Technology, (ii) Phorm and its affiliates’ provision of financial advisory, investment banking, syndication, monitoring and management consulting services to us and/or our subsidiaries (including in connection with any future offer or sale of securities of us or any of our subsidiaries), and (iii) any Phorm Designee’s service on our board of directors or the board of directors of any of our subsidiaries.

Stockholders Agreement

We are party to a stockholders agreement with Phorm (the “Phorm Stockholders Agreement”), pursuant to which we are required to take all necessary action for individuals designated by Phorm to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the Phorm Stockholders Agreement, Phorm has the right to nominate (i) a majority of the board so long as it beneficially owns at least 40% of our then-outstanding shares of common stock, (ii) 33% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 20% but less than 40% of our then-outstanding shares of common stock, and (iii) 10% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 10% but less than 20% of our then-outstanding shares of common stock. The Phorm Stockholders Agreement also provides that so long as Phorm beneficially owns 20% or more of our then-outstanding shares of common stock, we will agree to take all necessary action to cause a Phorm Designee to serve as chair of the board of directors. The Phorm Stockholders Agreement also provides that Phorm may nominate at least one member of each committee that may be established by the board of directors. Phorm may assign these and other governance rights to certain transferees.

Registration Rights Agreements

In December 2020, we entered into a registration rights agreement with the investors that purchased our common stock in a private placement, including Columbia. Pursuant to the registration rights agreement, we filed a registration statement with the SEC covering the resale of registrable shares held by such investors and must use commercially reasonable efforts to keep such registration statement effective for up to three years from the date it was declared effective by the SEC. Subject to customary exceptions, if we fail to maintain the effectiveness of the registration statement or if trading of our common stock is suspended or halted for more than three full, consecutive trading days, we agreed to make payments to each holder of registrable shares, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the total value of registrable shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the registration rights agreement, provided that the maximum amount of liquidated damages paid by us will not exceed the aggregate value of such holder’s shares (with such value based on the monetary values assigned in the registration rights agreement) that are affected by our failure to maintain the effectiveness of the registration statement or by the suspension of trading of our common stock.

In November 2021, we entered into a registration rights agreement with the investors that purchased our common stock in a private placement, including Phorm, SAS Capital Co., Ltd. and entities affiliated with AIGH Investment Partners, LP. Pursuant to the registration rights agreement, we filed a registration statement with the SEC covering the resale of registrable shares held by such investors and must use commercially reasonable efforts to keep such registration statement effective for up to three years from the date it is declared effective by the SEC. Subject to customary exceptions, if we fail to maintain the effectiveness of the registration statement or if trading of our common stock is suspended or halted for more than three full, consecutive trading days, we agreed to make payments to each holder of registrable shares, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the total value of registrable shares held or purchased by such holder and affected during the period, based on the monetary values assigned in the registration rights agreement, provided that the maximum amount of liquidated damages paid by us will not exceed 5% of the aggregate value of such holder’s registrable shares (with such value based on the monetary values assigned in the registration rights agreement) that are affected by our failure to maintain the effectiveness of the registration statement or by the suspension of trading of our common stock.

Relationship with Nexperia

We are party to a multi-element commercial arrangement with Nexperia, which includes a loan and security agreement (“LSA”), strategic cooperation agreement, option agreement, amended and restated development and license agreement, and amended and restated supply agreement.

The LSA was entered into on April 4, 2018 and originally comprised term loans in an aggregate principal amount of $15.0 million, separated into tranches for pre-funded projects, and a $10.0 million revolving loan, each of which bore 6% annual interest. A number of amendments have since been made to the LSA. The current terms and status of the loans governed by the LSA are as follows:

•The term loans included a $5.0 million Tranche A loan intended to pre-fund our Gen-4 technology development and a $8.0 million development loan intended to pre-fund our Gen-5 and 900 volt technology development. As of March 31, 2022, these loans were paid off.

•The $12.0 million revolving loan under the LSA, all of which was outstanding as of March 31, 2022, is secured against our U.S. non-MOCVD patents and is scheduled to mature at the earlier of (i) April 4, 2023 and (ii) the date a change of control (as defined in the LSA) occurs. Interest on the outstanding principal amount of the loans accrues at a rate of 6% per annum.

The strategic cooperation agreement serves as a framework agreement that describes the numerous agreements between the parties and provides Nexperia with information rights and inspection rights with respect to our business.

The option agreement establishes the parameters pursuant to which Nexperia, in certain limited instances, is permitted to exercise an option (the “Option”) to acquire Transphorm Japan Epi, Inc. (“TJE”), a Japanese subsidiary of ours through which we are engaged in the development, manufacturing and sales of GaN-based epiwafer products. In general, the Option is exercisable upon (i) certain acquisitions of securities or assets of us or our subsidiaries by a competitor (as defined in the option agreement) that results in us, directly or indirectly, owning less than a majority of TJE, which acquisition is followed by any material breach (that is not cured within a specified time period) by us or a subsidiary of our obligations with respect to epiwafer supply to Nexperia under our supply agreement with Nexperia, or (ii) the unilateral termination by us of the supply agreement. The option agreement also establishes the material terms, including price and timing, for the exercise of the Option by Nexperia. The Option terminates (i) if the Option is not exercised by Nexperia prior to the date on which the option agreement terminates, or (ii) on the first to occur of (a) the termination of the option agreement upon written agreement of the parties, (b) the mutual termination or expiration of the supply agreement, or (c) the first to occur of (1) two years following the date on which we notify Nexperia of epiwafer qualification of a second source and (2) April 1, 2028. In connection with the option agreement, we also amended and restated our existing intracompany license agreement with TJE to clarify Nexperia’s rights upon exercise of the Option.

On April 4, 2018, we entered into a development and license agreement with Nexperia, pursuant to which we agreed to develop and transfer to Nexperia certain manufacturing process technologies (excluding our epi process technology) to enable Nexperia to manufacture GaN-based products at Nexperia’s facilities. We received $9.0 million of funds from Nexperia in relation to the transfer activity, associated intellectual property and projects completed to date. Additionally, technology projects pertaining to our products and related activities were pre-funded by loans from Nexperia under the LSA after we demonstrated that we had reached certain milestones (which have been completed). Such loans have been deemed paid off as the target milestones identified in the Statement of Work (SoW) of the DLA are complete. As the milestones have been completed and the loans deemed paid off, Nexperia has secured a license to the technology developed pursuant to the DLA. On May 18, 2021, we entered into an amended and restated development and license agreement (the “Amended DLA”) with Nexperia, pursuant to which granted Nexperia rights to sell products in the automotive field in Japan. Our rights to sell products in the automotive field in Japan remain in place under the Amended DLA. As per the original agreement, after April 2023, Nexperia’s exclusive rights for sale of products in the automotive field outside of Japan terminate. In addition, the parties have clarified the ability of Nexperia’s customers to use products developed by Nexperia through exercise of its rights under this agreement.

The supply agreement sets forth the terms under which Nexperia may purchase epiwafers and processed wafers from us, and we may purchase processed wafers from Nexperia. The agreement specifies that Nexperia is our priority customer with respect to epiwafers manufactured by TJE and, accordingly, has preferred utilization of extra capacity, and further specifies procedures to address expansion of our epiwafer manufacturing capacity and Nexperia’s obligations with respect thereto.

Relationship with Yaskawa Electric Corporation (“Yaskawa”)

In December 2020, we entered into a cooperation and development agreement with Yaskawa, pursuant to which Yaskawa agreed to provide $4.0 million over three years to fund our development activities related to industrial power conversion applications, with an initial focus on servo motor drive applications. The cooperation and development agreement was subsequently amended to provide for two separate commitments of $2.5 million and $1.5 million, respectively.

In October 2021, Yaskawa converted the outstanding principal amount (plus accrued but unpaid interest) under a convertible promissory note, which as of the conversion date totaled $15.6 million, into an aggregate of 3,120,000 shares of common stock. In connection with Yaskawa’s agreement to convert the promissory note, we issued to Yaskawa a warrant to purchase 650,000 shares of common stock at an exercise price of $6.00 per share.

OTHER MATTERS

Stockholder Proposals or Director Nominations for Next Year’s Annual Meeting

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meetings of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than July 4, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117
Attention: Corporate Secretary

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement for that meeting. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of the Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•not earlier than August 18, 2023, and

•not later than September 17, 2023.

However, in the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•the 90th day prior to such annual meeting, and

•the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, to comply with newly-enacted Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) at our 2023 annual meeting of stockholders must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 13, 2023, except that, if we hold our 2023 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2023 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year ended December 31, 2020 and the three-month transition period ended March 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except Primit Parikh filed a late Form 4 on June 10, 2022 to report the exercise of a stock option that occurred on February 28, 2022.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of our proxy materials, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117, Attention: Chief Financial Officer (tel: (805) 456-1300). Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Goleta, California
November 1, 2022

SCAN TO VIEW MATERIALS & VOTE

TRANSPHORM, INC.
75 CASTILIAN DRIVE
GOLETA, CALIFORNIA 93117

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TGAN2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Umesh Mishra 02) Eiji Yatagawa

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of the appointment of Marcum LLP as Transphorm, Inc.'s independent registered public accounting firm for the fiscal year ending March 31, 2023.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com

TRANSPHORM, INC.
Annual Meeting of Stockholders
December 12, 2022 3:00 p.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Mario Rivas and Cameron McAulay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Transphorm, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. Eastern Time on December 12, 2022, at www.virtualshareholdermeeting.com/TGAN2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above proxyholders are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

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